Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	Martha Fleming, Howard Griffith
Fidelity Southern (404) 240-1504
FIDELITY SOUTHERN CORPORATION
REPORTS 2005 FOURTH QUARTER AND ANNUAL EARNINGS
     ATLANTA, GA (January 20, 2006) – Fidelity Southern Corporation (“Fidelity”) (NASDAQ:LION) reported fourth quarter 2005 net income of $2,767,000 compared to $2,161,000 for the fourth quarter of 2004, a 28.0% increase. Basic and diluted earnings per share for the fourth quarter of 2005 were $.31 and $.30, respectively, compared to $.24 and $.24, respectively, for the same period in 2004.
     Net income for the year ended December 31, 2005, was $10,326,000 compared to $7,632,000 for 2004, a 35.3% increase. Basic earnings per share on net income for the year ended December 31, 2005, were $1.13 compared to $.85 for 2004, a 32.9% increase. Diluted earnings per share for the year ended December 31, 2005, were $1.12 compared to $.84 for 2004, a 33.3% increase.
     Chairman James B. Miller, Jr. said, “We had record earnings and strong growth during 2005. The record earnings are from increased net interest income generated by a 17.0% growth in average loans outstanding and a reduction in the provision for loan losses because of significant improvement in asset quality.” Miller also said, “After two years of record growth in earnings, we expect the earnings growth rate to moderate. However, we continue to expect earnings to improve as we track toward our goals of 1% ROA and 15% ROE by year end 2007.”
     Net interest income for the fourth quarter of 2005 was $10.3 million compared to $9.6 million for the same quarter in 2004, an increase of $700,000 or 7.6%. Interest income for the quarter ended December 31, 2005, increased $4.6 million or 28.7% compared to the same period of 2004. The increase in interest income was attributable to a $146 million or 12.6% increase in average interest-earning assets aided by a 76 basis point increase in the yield on average interest-earning assets. The yield on average interest-earning assets was 6.28% for the fourth quarter of 2005 compared to 5.52% for the same quarter of 2004. Interest expense for the fourth quarter of 2005 increased $3.9 million or 60.4% compared to the same period in 2004 due to a 14.4% increase in average interest-bearing liabilities and a 102 basis point increase in the cost of average interest-bearing liabilities. The net interest margin for the fourth quarter of 2005 was 3.17% compared to 3.32% for the same period of 2004.

Fourth Quarter Earnings Release
January 20, 2006
     Net interest income for 2005 increased $3.7 million or 10.4% when compared to 2004, as the $14.4 million increase in interest income was partially offset by the $10.7 million increase in interest expense. The increase in interest income was attributable to a $134 million or 12.0% increase in average interest-earning assets and a 58 basis point increase in the yield on average interest-earning assets. The increase in interest expense was due to a $125 million or 12.9% increase in average interest-bearing liabilities and a 69 basis point increase in the cost of average interest-bearing liabilities. The net interest margin for 2005 was 3.17% compared to 3.22% for 2004.
     For the fourth quarter of 2005 and the year ended December 31, 2005, the provisions for loan losses were $400,000 and $2.9 million, respectively, compared to $1.2 million and $4.8 million, respectively, for the same periods of 2004. The primary reasons the provision for loan losses for 2005 declined $1.9 million or 39.6% from 2004 were lower net charge-offs and improving asset quality. The 2005 ratio of net charge-offs to average loans outstanding was .23% compared to .29% for 2004. The decline in the net charge-off ratio was due to improving loan quality, as net charge-offs declined $115,000 during 2005, while average loan balances outstanding increased 17.0%. The allowance for loan losses as a percentage of loans outstanding at December 31, 2005, was 1.15% compared to 1.27% at December 31, 2004. The $469,000 increase in the allowance for loan losses during 2005 was necessary due to loan growth. Total nonperforming assets were $2.8 million at December 31, 2005, or .25% of total loans and repossessions compared to $2.9 million or .29% of total loans and repossessions at December 31, 2004.
     Noninterest income was $3.5 million and $14.2 million, respectively, for the fourth quarter and the year ended December 31, 2005, compared to $3.3 million and $14.6 million, respectively, for the same periods in 2004. The actions of the Federal Reserve to increase interest rates 8 times during 2005 have had a major impact on Fidelity’s financial products that generate noninterest income. The fourth quarter 2005 nominal decline in income from indirect automobile lending activities of $77,000 and the 2005 decrease of $326,000 in income from indirect lending activities when compared to the same periods of 2004 were due to lower gains on loan sales, as indirect loans were sold into a rising interest rate market. Revenues from Small Business Administration (“SBA”) lending activities increased in the fourth quarter of 2005 compared to the same quarter of 2004 as a result of expanding the SBA Lending Department late in the third quarter of 2005.
     Although the volume of sales and gains on sales of indirect automobile loans were lower during 2005 than 2004, loan production for 2005 increased 1.2% or $5 million to $453 million when compared to 2004. At December 31, 2005, Fidelity was servicing $260 million in indirect automobile loans for others compared to $233 million at December 31, 2004. Income from indirect automobile lending activities is heavily driven by current loan production and will vary with significant changes in automobile sales in Fidelity’s markets, which are predominately Georgia and Florida.
     Noninterest expense for the fourth quarter of 2005 increased $736,000 or 8.7% to $9.2 million when compared to the same quarter of 2004, due primarily to increases in salaries and benefits, and professional and other services expenses. Noninterest expense for 2005 increased $931,000 or 2.7% to $35.0 million when compared to 2004 due primarily to increased expenses in the same expense categories. The increases in salaries and benefits expenses occurred as

Fourth Quarter Earnings Release
January 20, 2006
Fidelity expanded SBA lending activities and strengthened its branch sales team during the second half of 2005. These sales force enhancements, discussed in press releases issued during the third quarter of 2005, contributed to increased SBA revenues during the fourth quarter of 2005.
     The increases in professional and other services were primarily attributable to increased cost associated with Sarbanes Oxley compliance, the expansion of the SBA Department and increased lending activities.
     As of December 31, 2005, total assets were $1.4 billion compared to $1.2 billion at December 31, 2004, a 14.9% increase. In other year-ago comparisons, investment securities increased 1.7% to $169 million, total loans increased $134 million or 13.5% to $1.1 billion, deposits increased 10.6% to $1.1 billion and shareholders’ equity increased 10.1% to $87 million.
     Fidelity Southern Corporation, through its operating subsidiaries Fidelity Bank and LionMark Insurance Company, provides a wide range of banking, mortgage and investment services, and a credit related insurance product through 19 branches in Atlanta, Georgia, and an insurance office in Atlanta, Georgia. Mortgage, construction and automobile loans are also provided through offices in Jacksonville, Florida. For additional information about Fidelity’s products and services, please visit the web site at www.FidelitySouthern.com.
     This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to present or future trends or factors generally affecting the banking industry and specifically affecting Fidelity’s operations, markets, and products. Without limiting the foregoing, the words “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those projected for many reasons, including without limitation, changing events and trends that have influenced Fidelity’s assumptions. These trends and events include (i) changes in the interest rate environment which may reduce margins, (ii) non-achievement of expected growth, (iii) less favorable than anticipated changes in the national and local business environment and securities markets, (iv) adverse changes in the regulatory requirements affecting Fidelity, (v) greater competitive pressures among financial institutions in Fidelity’s market, (vi) changes in fiscal, monetary, regulatory, and tax policies, (vii) changes in political, legislative, and economic conditions, (viii) inflation, and (ix) greater loan losses than historic levels. Investors are encouraged to read the related section in Fidelity Southern Corporation’s 2004 Annual Report to Shareholders and the 2004 Annual Report on Form 10-K, including the “Risk Factors” set forth therein. Additional information and other factors that could affect future financial results are included in Fidelity’s filings with the Securities and Exchange Commission.

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